UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

THE THAI CAPITAL FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

IMPORTANT NOTICE REGARDING YOUR INVESTMENT
THE THAI CAPITAL FUND, INC.

June 14, 2013

Dear Stockholder:

The Board of Directors of The Thai Capital Fund, Inc. recently sent you a Notice regarding a Special Meeting of Stockholders which was originally scheduled for June 10, 2013. Due to insufficient voting, the Meeting has now been adjourned to 10 a.m. Monday, July 1, 2013 in order to allow more stockholders to vote their proxy(s). At the June 10th Meeting there were insufficient votes to approve proposal 2, which was a proposal to liquidate the Fund. The heighten vote requirement for passage of the liquidation proposal was the primary reason for the adjournment. Passage of the liquidation proposal requires an super majority of the total outstanding shares of the Fund.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED YOUR PROXY(S). PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE.

Detailed information about the proposal(s) can be found in the proxy statement previously mailed to you. To view the proxy material electronically please log on to www.proxyvote.com and enter the control number provided on the enclosed proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSALS 1 AND 2.

VOTING IS EASY AND WILL ONLY TAKE A FEW MOMENTS OF YOUR TIME.

Please take a moment now to cast your vote using one of the options listed below:

REPRESENTATIVE	To speak with a live representative, please call toll-free 800.443.5182 ext. 8035. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

INTERNET

Log on to www.proxyvote.com. Make sure to have the enclosed proxy card available when you plan to vote your shares. You will need the control number found on your proxy card at the time you execute your vote.

TOUCHTONE PHONE	Dial the toll-free number located on the enclosed proxy card. Please have this proxy card available at the time of the call.

MAIL	Sign, date, and complete the reverse side of the enclosed proxy card and return it in the postage paid envelope provided.

Thank you for your participation.

OBO